EXHIBIT 23. CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-115672, 333-45249 and 333-45251), Form S-3 (No. 333-174156) and Form S-3D (No. 333-114730) of Getty Realty Corp. of our reports dated March 15, 2012 relating to the financial statements and the financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 15, 2012